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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BOINGO WIRELESS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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April 27, 2012

To the Stockholders of Boingo Wireless, Inc.:

        It is my pleasure to invite you to attend Boingo Wireless, Inc.'s 2012 Annual Meeting of Stockholders, to be held on Wednesday, June 13, 2012 at the Hotel Palomar located at 10740 Wilshire Boulevard, Los Angeles, California. The meeting will begin promptly at 10:30 a.m., local time.

        Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. On or about April 27, 2012, we expect to begin mailing to our stockholders an Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online.

        Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the Proxy Statement, as soon as possible to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement.

        On behalf of your Board of Directors, thank you for your continued support and interest.

                      Sincerely,

                      David Hagan
                       Chief Executive Officer

10960 Wilshire Blvd, Suite 800
Los Angeles, CA 90024

T 310.586.5180
www.boingo.com

Boingo Wireless, Inc.
10960 Wilshire Blvd, Suite 800
Los Angeles, CA 90024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2012

To the Stockholders of Boingo Wireless, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Boingo Wireless, Inc., a Delaware corporation (the "Company"). The meeting will be held on Wednesday, June 13, 2012, at 10:30 a.m. local time at the Hotel Palomar located at 10740 Wilshire Boulevard, Los Angeles, California, for the following purposes:

  1.
  To elect two Class I directors to serve until the 2015 annual meeting of stockholders.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

  3.
  To conduct an advisory vote on the company's executive compensation.

  4.
  To conduct an advisory vote on frequency of stockholder votes on executive compensation.

  5.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 16, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

                      By Order of the Board of Directors

                      Edward Zinser
                       Chief Financial Officer and Secretary

Los Angeles, California
April 27, 2012

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see "Questions and Answers about This Proxy Material and Voting."

Boingo Wireless, Inc.
10960 Wilshire Blvd, Suite 800
Los Angeles, CA 90024

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2012

INTERNET AVAILABILITY OF PROXY MATERIALS

        This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of Boingo Wireless, Inc. (sometimes referred to as the "Company" or "Boingo"), which will be held on Wednesday, June 13, 2012, at 10:30 a.m. local time at the Hotel Palomar located at 10740 Wilshire Boulevard, Los Angeles, California.

        We are making this proxy statement and our annual report available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On May 4, 2012, we will begin mailing to our stockholders (i) a copy of this proxy statement, a proxy card and our annual report or (ii) a notice (the "Notice") containing instructions on how to access and review this proxy statement and our annual report. The Notice also instructs you how you may submit your proxy over the Internet or via telephone. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        You have received these proxy materials because the Board of Directors of Boingo Wireless, Inc. (sometimes referred to as the "Company" or "Boingo Wireless") is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the "Annual Meeting").

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders that specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at http://www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 16, 2012 will be entitled to vote at the Annual Meeting. On this record date, there were 34,636,457 shares of Company common stock ("Common Stock") outstanding. The holders of Common Stock have the right to one vote for each share they held as of the record date.

        In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the annual meeting on June 13, 2012 and will be accessible for ten days prior to the meeting at our principal place of business, 10960 Wilshire Blvd, Suite 800, Los Angeles, CA 90024, between the hours of 9:00 a.m. and 5:00 p.m. local time.

What am I voting on?

        There are four matters scheduled for a vote:

  •
  Election of two Class I directors;

  •
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

  •
  Advisory approval of the company's executive compensation;

  •
  Advisory vote on frequency of stockholder votes on executive compensation; and

How do I vote?

        If on April 16, 2012, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

  •
  You may vote by using the Internet at www.proxyvote.com by following the instructions for Internet voting on the Notice or Proxy Card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 12, 2012. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

  •
  You may vote by telephone by dialing 1-800-690-6903 and following the instructions for voting by phone on the Notice or Proxy Card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 12, 2012. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

  •
  You may vote by mail by requesting, completing and mailing in a paper proxy card, as outlined in the Notice.

        The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in "street name," you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) "For" the election of both nominees for director, (ii) "For" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, (iii) "For" advisory approval of the company's executive compensation, (iv) in favor of conducting advisory stockholder votes regarding executive compensation every "3 years." However, with respect to (i), (iii) and (iv) of the preceding sentence, if you are not a record holder, such as where your shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to the Secretary of the Company at 10960 Wilshire Boulevard, Suite 800, Los Angeles, California 90024.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered "non-discretionary" and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. All of our proposals, except for Proposal 2, are "non-discretionary" and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.

How many votes are needed to approve each proposal?

  •
  For Proposal 1, the election of directors, the two nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

  •
  To be approved, Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 must receive a "For" vote from the majority of all outstanding shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  Proposal 3, advisory approval of the company's executive compensation, must receive a "For" vote from the holders of a majority of issued and outstanding shares present in person or represented by proxy at the meeting and entitled to vote thereon. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  For Proposal 4, one of the three alternatives for the frequency of stockholder advisory votes on executive compensation must receive votes from the holders of a majority of issued and outstanding shares present in person or represented by proxy at the meeting and entitled to vote thereon for such frequency alternative to be approved. If none of "One," "Two" or "Three" years achieves such a majority, none of the alternatives will be approved; however, the Company would nevertheless consider the results of voting on the advisory resolution in determining how often to submit an advisory resolution regarding executive compensation to a stockholder vote. Votes to "Abstain" and broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all shares outstanding on April 16, 2012, the record date, are represented at the meeting by stockholders present in person or by proxy. On the record date, there were 34,636,457 shares of Common Stock outstanding and entitled to vote. Thus 17,318,229 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the end of the Annual Meeting.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company on or before January 4, 2013. If you wish to submit a proposal to be presented at the 2013 Annual Meeting of Stockholders but which will not be included in the Company's proxy materials, your Solicitation Notice, as defined in our bylaws, must be received by the Secretary of the Company at Boingo Wireless, Inc., 10960 Wilshire Boulevard, Suite 800, Los Angeles, CA 90024, Attn: Secretary, no earlier than February 18, 2013 and no later than March 20, 2013. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Boingo Wireless's current bylaws may be found on the corporate governance subsection of the investor relations section of our corporate website at www.boingo.com.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

DIRECTORS AND EXECUTIVE OFFICERS

        Our directors and executive officers, and certain information about each of them as of April 11, 2012 are set forth below.

Name	Age	Position with Boingo Wireless
David Hagan	51	President, Chief Executive Officer and Director
Edward Zinser	54	Chief Financial Officer
Niels Jonker	40	Chief Technology Officer
Colby Goff	38	Senior Vice President of Strategy and Business Development
Peter Hovenier	44	Senior Vice President of Finance
Sky Dayton	40	Chairman of the Board
Charles Boesenberg	63	Director
Chuck Davis	51	Director
Marc Geller	66	Director
Paul Hsiao	40	Director

        David Hagan has served as our Chief Executive Officer and a member of our board of directors since November 2004. He has also served as our President since 2001. Prior to joining us, Mr. Hagan served as Chief Executive Officer of FirstSource Corp., an e-commerce solutions provider, and as President and Chief Operating Officer of Ticketmaster Online CitySearch, an online ticket retailer and city website manager. Mr. Hagan has over 20 years experience in senior management roles in the telecommunications industry with Sprint in the United States and Canada. Mr. Hagan is Chairman of the Wireless Division of Consumer Electronics Association and a member of the CEA Board of Industry Leaders. He received a B.S. from the University of Kansas and an M.B.A. from Baker University. The board of directors determined that Mr. Hagan should serve as a director based on his position as our Chief Executive Officer and his understanding of the wireless industry.

        Edward Zinser has served as our Chief Financial Officer since January 2008. Prior to joining us, Mr. Zinser was Executive Vice President and Chief Financial Officer of THQ Inc., a developer and publisher of video game software, from April 2004 to November 2007. He has also served in chief financial officer positions with Vivendi Universal, an international media conglomerate; IAC/InterActiveCorp, a media and entertainment conglomerate; and in senior financial positions with The Walt Disney Company, a media and entertainment conglomerate. He is a member of the board of directors and chairman of the audit committee of Universal Electronics Inc. Mr. Zinser received a B.S. in Management from Fairfield University and an M.B.A. in Finance from the University of Chicago Graduate School of Business.

        Niels Jonker has served as our Chief Technology Officer since February 2002. He served as our Vice President Engineering from June 2001 to February 2002. Prior to joining us, Mr. Jonker was the chief network architect at EarthLink, an Internet service provider. Before that, he was the director of systems and services at OneMain, an Internet service provider. Prior to OneMain, Mr. Jonker founded and built US Internet, an Internet service provider servicing the southeastern United States. He is the co-author of A Guide to Operating Systems. Mr. Jonker studied Computer Science at VU University in Amsterdam, The Netherlands.

        Colby Goff has served as our Senior Vice President of Strategy and Business Development since June 2005. He served as our Director Business Development from August 2001 to April 2003 and as our Vice President Network Strategy from April 2003 to June 2005. Prior to joining us, Mr. Goff was a member of the business development team for eCompanies, a start-up incubator. Mr. Goff received a B.A. in economics from Stanford University.

        Peter Hovenier has served as our Senior Vice President Finance since June 2007. He served as our Vice President Finance and Administration from June 2002 to June 2007. Prior to joining us, Mr. Hovenier was Vice President Finance and Administration of Frontera Corporation, an application service provider. Prior to Frontera, he held financial management positions with GeoCities, a web-hosting service; MGM Studios, a media company; and Wyndham Hotels Corporation, a hospitality company. In 1995, Mr. Hovenier became a Certified Public Accountant in the State of Washington. Mr. Hovenier received a B.A. in accounting from Western Washington University.

        Sky Dayton founded Boingo in 2001. He has served as chairman of our board of directors since our inception and as Chief Executive Officer from our inception until 2004. Prior to founding Boingo, Mr. Dayton founded EarthLink, an Internet service provider. He co-founded eCompanies, a start-up incubator; Business.com, a business-focused search engine; JAMDAT Mobile, a mobile games company; and Helio, a wireless carrier. Mr. Dayton also helped finance and build LowerMyBills, a consumer finance lead generation company; and Neopets, an online games company. Mr. Dayton is a member of the Warren Bennis Leadership Circle of the Center for Public Leadership at the Kennedy School at Harvard University. The board of directors determined that Mr. Dayton should serve as a director based on his long history with the company and experience with other growth companies.

        Charles Boesenberg has served as a member of our board of directors since March 2011. From 2002 to June 2006, Mr. Boesenberg served as the President and Chief Executive Officer at NetIQ Corporation and he also served as the Chairman of the board of directors at NetIQ Corporation from 2002 to June 2006. Mr. Boesenberg served as a director of Interwoven, Inc. from July 2006 to March 2009, as lead independent director of Maxtor Corporation from 2002 until May 2006, and as a director of Onyx Software Corporation from 2004 to 2005. Mr. Boesenberg serves on the board of directors of Silicon Graphics International Corp., Keynote Systems, Inc., Callidus Software Inc. and Ancestry.com Inc. Mr. Boesenberg holds an M.S. in Business Administration from Boston University and a B.S. from Rose Hulman Institute of Technology. The board of directors determined that Mr. Boesenberg should serve as a director based on his extensive experience serving on the boards of directors of other public companies, including experience dealing with corporate governance matters, and his executive management experience in other technology companies.

        Chuck Davis was appointed to our board of directors in August 2011. From January 2006 to June 2011, Mr. Davis served variously as Executive Chairman, Chairman and Chief Executive Officer of Fandango, an online retailer of movie tickets. In addition, following Fandango's acquisition by Comcast in May 2007, Mr. Davis also served as an Executive Vice-President of Comcast Interactive Media until June 2011. Mr. Davis is currently a Venture Partner with Technology Crossover Ventures. Mr. Davis holds an A.B. in urban studies from Brown University and an M.B.A. from Harvard University. The board of directors determined that Mr. Davis should serve as a director based on his executive management experience with direct-to-consumer and e-commerce companies.

        Marc Geller has served as a member of our board of directors since 2003. Mr. Geller is Managing Director of Sternhill Partners, and he serves on the board of directors of a number of private companies. Prior to co-founding Sternhill Partners, he was a general partner with GC Technology Fund, L.P. He began his career at Coopers & Lybrand, before starting his own consulting practice that focused on investment and tax planning. He has been managing venture capital funds since 1995. He holds a B.A. from American University, J.D. from Suffolk University Law School and Master of Law degree from Boston University Law School. The board of directors determined that Mr. Geller should serve as a director based on his extensive experience in venture capital as well as his relationship with Sternhill Partners, one of our largest stockholders.

        Paul Hsiao has served as a member of our board of directors since 2006. Mr. Hsiao joined New Enterprise Associates, Inc., or NEA, in 2003 and is a partner in NEA's Menlo Park office. As a partner with NEA, Mr. Hsiao serves on the board of directors of a number of private companies. Prior to joining NEA, Mr. Hsiao co-founded Mazu Networks, a provider of network optimization solutions, which was acquired by Riverbed Technology. He began his career at Medtronic, Inc., a medical technology company, and McKinsey & Company, a management consulting firm. He received a B.S. in engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard University. The board of directors determined that Mr. Hsiao should serve as a director based on his extensive experience in venture capital as well as his relationship with NEA, one of our largest stockholders.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of the Board of Directors

        As required under the listing standards of the Nasdaq Global Market ("Nasdaq"), a majority of the members of a Nasdaq-listed company's board of directors must qualify as "independent," as affirmatively determined by its board of directors. Our Board of Directors consults with counsel to ensure that the Board of Directors' determinations are consistent with all relevant laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Management has reviewed the directors' responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for David Hagan.

Information Regarding the Board of Directors and its Committees

        As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Sky Dayton presides over these executive sessions. The Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2011:

Name	Audit		Compensation		Nominating/ Corporate Governance
Charles Boesenberg	X	*	X
Chuck Davis	X	(1)	X	(1)
Sky Dayton					X	*
Marc Geller	X				X
David Hagan
Paul Hsiao	X	(2)	X	*
Total meetings in fiscal year 2011	4		3		1

*
Committee Chairperson.

(1)
Mr. Davis was appointed to the Audit Committee in August 2011 and the Compensation Committee in February 2012.

(2)
Mr. Hsiao's membership on the Audit Committee ended with Mr. Davis' appointment in August 2011.

        Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating and Governance Committees meets the applicable rules and regulations regarding "independence" and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

        Our audit committee is responsible for, among other things:

  •
  selecting and hiring our independent auditors;

  •
  approving the audit and non-audit services to be performed by our independent auditors;

  •
  evaluating the qualifications, performance and independence of our independent auditors;

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  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

  •
  reviewing the adequacy and effectiveness of our internal control policies and procedures;

  •
  discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results;

  •
  preparing the audit committee report in our annual proxy statement;

  •
  reviewing and monitoring actual and potential conflicts of interest of members of our board of directors and officers; and

  •
  reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

        Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.boingo.com. Each of Charles Boesenberg, Chuck Davis, Paul Hsiao and Marc Geller served on the Audit Committee of the Board of Directors during 2011. Mr. Davis joined the Audit Committee in August 2011 and Mr. Hsiao left the committee at that time. The Audit Committee met four times during 2011.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Board of Directors has determined that Charles Boesenberg is an audit committee financial expert as defined by Item 407(d) of Regulation S-K. The Board made a qualitative assessment of Mr. Boesenberg's level of knowledge and experience based on a number of factors, including his experience as an executive officer and director of other public companies.

Compensation Committee

        Our compensation committee is responsible for, among other things:

  •
  reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

  •
  reviewing and approving the following for our Chief Executive Officer and our other executive officers: annual base salaries, annual incentive bonuses, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control arrangements and any other benefits, compensation or arrangements;

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  reviewing the succession planning for our executive officers;

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  reviewing and recommending compensation goals and bonus and equity compensation criteria for our employees;

  •
  reviewing and recommending compensation programs for directors;

  •
  preparing the compensation discussion and analysis and compensation committee report that the SEC requires in our annual proxy statement;

  •
  administering, reviewing and making recommendations with respect to our equity compensation plans; and

  •
  reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

        A more detailed description of the Committee's functions can be found in our Compensation Committee Charter. The charter is published in the corporate governance section of our website at www.boingo.com. Each of Paul Hsiao and Charles Boesenberg served on the Compensation Committee of the Board of Directors during 2011. Chuck Davis was appointed to the Compensation Committee in February 2012. All members of the Committee are independent (as independence is currently defined in the Nasdaq listing standards).

        The Compensation Committee met three times during 2011. Mr. Hagan, our principal executive officer, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Committee's deliberations about their compensation. Mr. Zinser, our Chief Financial Officer, also assists the Committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

Nominating and Governance Committee

        Our nominating and governance committee will be responsible for, among other things:

  •
  assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the board of directors;

  •
  reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

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  overseeing the evaluation of our board of directors and management;

  •
  recommending members for each board committee to our board of directors;

  •
  reviewing and monitoring our code of business conduct and ethics; and

  •
  reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

        Our Nominating and Governance Committee charter can be found on the corporate governance section of our corporate website at www.boingo.com. Each of Sky Dayton and Marc Geller served on the Nominating and Governance Committee of the Board of Directors during 2011. All members of the Nominating and Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Nominating and Governance Committee met one time during 2011.

        Our Nominating and Governance Committee believes that the minimum qualifications and skills that candidates for director should possess include (i) the highest professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest, (iii) a commitment to enhancing stockholder value and (iv) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The committee also considers the following factors, in no particular order of importance: (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the Company's business, (iii) financial expertise, (iv) diversity and (v) local and community ties. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. While we do not have a formal policy on diversity, our Nominating and Governance Committee considers diversity of experience as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, our Nominating and Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating and Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating and Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Each of Paul Hsiao and Charles Boesenberg served on the Compensation Committee of the Board of Directors during 2011. Chuck Davis was appointed to the Compensation Committee in February 2012. None of the members of the Compensation Committee was at any time during the 2011 fiscal year (or at any other time) an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

BOARD LEADERSHIP STRUCTURE

        Our Board separates the positions of Chairman of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairperson of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as our Chairperson. We believe that having separate positions and having an independent outside director serve as Chairperson is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

RISK OVERSIGHT MANAGEMENT

        Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, from all functional areas of our company, and discussing these assessments with management. The Board's overall risk oversight is supplemented by the various committees. The Audit Committee discusses with management and our independent auditors our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met eight times during 2011. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which such member was a director or committee member.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted the Boingo Wireless, Inc. Code of Business Conduct and Ethics that applies to all directors, officers and employees. A copy is available on the corporate governance section of our website at www.boingo.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver in its public filings, as required by law or securities market regulations.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of April 4, 2012 by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  our named executive officers;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

        This table lists applicable percentage ownership based on 33,871,880 shares of Common Stock outstanding as of April 4, 2012. Options to purchase shares of our Common Stock that are exercisable within 60 days of April 4, 2012 are deemed to be beneficially owned by the persons holding these options and convertible notes for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
5% Stockholders
Entities affiliated with New Enterprise Associates, Inc.(2)	6,441,293	19.0%
1954 Greenspring Drive, Suite 600
Timonium, MD 21093-4135
Entities affiliated with Mitsui & Co. (U.S.A.), Inc.(3)	5,804,693	17.1%
200 Park Avenue
New York, NY 10166
Entities affiliated with Sky Dayton(4)	3,944,249	11.6%
Entities affiliated with Steelpoint Capital(5)	3,158,025	9.3%
420 Stevens Avenue
Solana Beach, CA 92075
Columbia Wanger Asset Management, LLC(6)	2,628,000	7.8%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
Named Executive Officers and Directors
Charles Boesenberg(7)	29,000	*
Sky Dayton(4)	3,944,249	11.6%
Marc Geller(8)	52,413	*
David Hagan(9)	1,829,904	5.4%
Paul Hsiao(10)	24,000	*
Colby Goff(11)	198,596	*
Peter Hovenier(12)	149,867	*
Niels Jonker(13)	74,619	*
Edward Zinser(14)	329,751	1.0%
All executive officers and directors as a group (9 persons)(15)	6,632,399	19.6%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Boingo Wireless, Inc., 10960 Wilshire Blvd., Suite 800, Los Angeles, CA 90024.

(2)
Represents (a) 6,432,960 shares held by New Enterprise Associates 10, Limited Partnership ("NEA 10") and (b) 8,333 shares held by NEA Ventures 2001, L.P. ("Ven 2001"). The shares directly held by NEA 10 are indirectly held by NEA Partners 10, Limited Partnership ("NEA Partners 10"), the sole general partner of NEA 10, and each of the individual general partners of NEA Partners 10. The individual general partners (collectively, the "Individual NEA 10 GPs") of NEA Partners 10 are M. James Barrett, Peter J. Barris, C. Richard Kramlich, Charles W. Newhall III, Mark W. Perry and Scott D. Sandell. The shares directly held by Ven 2001 are indirectly held by Pamela J. Clark, the general partner of Ven 2001, who has sole voting and dispositive power over such shares. NEA 10, NEA Partners 10, and the Individual NEA 10 GPs share voting and dispositive power with regard to the shares directly held by NEA 10. All indirect holders of the above-referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein.

(3)
Represents 3,294,334 shares held by Mitsui & Co. (U.S.A.), Inc. and 2,510,359 shares held by Corporate Development Fund of Mitsui & Co., Ltd. All indirect holders of the above-referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein.

(4)
Represents 3,611,758 shares held by The Dayton Family Trust of 1999 and 308,491 shares held by The Dayton Children's Trust d/t/d 3/11/02 and 24,000 shares issuable to Mr. Dayton upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 4, 2012.

(5)
Represents 3,107,766 shares held by Steelpoint Capital Partners LP and 50,259 shares held by Steelpoint Co-Investment Fund LLC, both of which are managed by Steelpoint Capital Advisors LLC. The managing member of Steelpoint Capital Advisors LLC is James Caccavo. All indirect holders of the above-referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein.

(6)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2012. Includes 393,000 shares held by Columbia Acorn Trust (CAT), a Massachusetts business trust that is advised by Columbia Wanger Asset Management, LLC.

(7)
Represents 5,000 shares held by Mr. Boesenberg and 24,000 shares issuable to Mr. Boesenberg upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 4, 2012.

(8)
Represents 28,413 shares held by Mr. Geller and 24,000 shares issuable to Mr. Geller upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 4, 2012.

(9)
Represents 310,000 shares held by Mr. Hagan and 1,519,904 shares issuable to Mr. Hagan upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 4, 2012.

(10)
Represents shares issuable to Mr. Hsiao upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 4, 2012.

(11)
Represents 15,043 shares held by Mr. Goff and 183,553 shares issuable to Mr. Goff upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 4, 2012.

(12)
Represents shares issuable to Mr. Hovenier upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 4, 2012.

(13)
Represents 64,000 shares held by Mr. Jonker and 10,619 shares issuable to Mr. Jonker upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 4, 2012.

(14)
Represents shares issuable to Mr. Zinser upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 4, 2012.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

        We believe that during the fiscal year ended December 31, 2011, except with respect to a distribution of shares of our common stock by Sternhill Partners I, LP and Sternhill Affiliates I, LP to their partners for which no Form 4 was filed but for which a Form 5 was filed, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

* * *

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

        As provided by our audit committee charter adopted in connection with our initial public offering, our audit committee is responsible for reviewing and approving in advance any related party transaction. Prior to our initial public offering, related party transactions were approved by our board of directors. Neither the board of directors nor the audit committee has adopted specific policies or guidelines relating to the approval of related party transactions. The members of our audit committee determine whether to approve a related party transaction in the exercise of their fiduciary duties as directors.

RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements with directors and named executive officers and the registration rights described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2009 and each currently proposed transaction in which:

  •
  we have been or are to be a participant;

  •
  the amount involved exceeds $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

        All of the transactions set forth below were approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third-parties.

Indemnification Agreements

        We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Loan Forgiveness

        On January 11, 2011, we forgave $103,000 owed to us by Mr. Hagan pursuant to a promissory note that he executed in January 2002 to acquire 290,000 shares of our common stock.

 DIRECTOR COMPENSATION

        Non-employee directors of the Company are eligible for paid compensation for services provided as a director. The chairman of the board is entitled to receive an annual cash retainer of $25,000 and each other non-employee member of our board of directors is entitled to receive an annual cash retainer of $20,000. In addition, the chair of our audit committee, compensation committee, and nomination and corporate governance committee are entitled to an annual cash retainer of $15,000, $10,000, and $6,000, respectively, and each non-employee director serving on each such committee is entitled to an annual cash retainer of $5,000, $4,000, and $3,000, respectively. Mr. Dayton, the chairman of our board of directors, declined all cash retainers for his service on our board of directors in 2011.

        Each of our non-employee directors is compensated with equity as well. Non-employee directors are granted an initial stock option award to purchase 24,000 shares of our common stock upon such director's election to our board of directors. Such options will vest after 12 months of board service, and will also vest in full if there is a change in control while the director remains in our service. Each year thereafter, each non-employee director continuing to serve on our board following our annual stockholders meeting will receive an annual stock option award to purchase 12,000 shares of our common stock. Each annual option will vest after 12 months of board service, and will also vest in full if there is a change in control while the director remains in our service. All such options will have an exercise price equal to the fair market value of our common stock on the date of grant of the award.

        The following table sets forth information about the compensation of each person who served as a director during the 2011 fiscal year, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Sky Dayton	$—	$—	$155,455				$155,455
Charles Boesenberg	$26,000	$—	$200,938				$226,938
Marc Geller	$18,667	$—	$155,455				$174,122
Paul Hsiao	$21,250	$—	$167,426				$188,676
Chuck Davis	$10,417	$—	$92,909				$103,326

(1)
The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the non-employee director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 2 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards.

(2)
As of December 31, 2011, the above-listed non-employee directors held outstanding options to purchase the following number of shares of our common stock: Sky Dayton—24,000; Charles Boesenberg—36,000; Marc Geller—24,000; Paul Hsiao—24,000; and Chuck Davis—24,000.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis reviews and discusses our compensation programs and policies for the executive officers named in our Summary Compensation Table. This compensation discussion and analysis, which should be read together with the compensation tables and related disclosures included below, contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding our compensation decisions and programs.

        The executive officers named in our Summary Compensation Table, referred to as our named executive officers, are: David Hagan, Chief Executive Officer; Edward Zinser, Chief Financial Officer; Niels Jonker, Chief Technology Officer; Colby Goff, Senior Vice President, Strategy & Business Development; and Peter Hovenier, Senior Vice President, Finance.

General Overview and Objectives of our Executive Compensation Programs

        Historically, our compensation programs have aimed to conserve cash while attracting and retaining executive officers who are highly motivated to grow our business in the long term. As with other emerging companies in the wireless industry and the technology sector generally, we seek to emphasize equity compensation, primarily in the form of stock options. Our board of directors sought to align the interests of management and stockholders by motivating the management team to grow the business in the long term.

        We recognize that our success depends to a great degree on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, we designed, and intend to modify as necessary, our compensation and benefits program and philosophy in order to attract, retain and motivate talented, highly qualified and committed executive officers who share our business goals and corporate values. In doing so, we strive to reward clear, easily measured performance goals that keep our executive officers focused on accomplishing our long-term business objectives, while offering sufficient fixed compensation to remain competitive within our industry and geography. We expect to continue to emphasize this approach in the future.

        The principal objectives of our executive compensation programs are:

  •
  attracting, retaining and motivating talented and experienced executives;

  •
  rewarding executives whose knowledge, skills and performance are critical to and demonstrably contribute to our success; and

  •
  incentivizing our executives to manage our business as a team.

Compensation Overview

        In late 2010, as we prepared for our initial public offering, our board of directors took a number of steps to assess our executive officer compensation programs so that they would appropriately motivate and retain our management team as we transitioned to being a public company. We engaged an independent compensation consultant at that time to help our board of directors and compensation committee evaluate our compensation programs.

        In early 2011, our board of directors approved an increase to the base salaries of our named executive officers, established corporate financial objectives under our management incentive compensation plan, authorized option grants to employees, including our executive officers, in connection with the initial public offering, and authorized our compensation committee to negotiate severance benefit letters with our named executive officers.

        We intend to review our executive compensation programs annually and make adjustments to individual compensation as appropriate, although we may make off-cycle adjustments if our compensation committee determines such changes are appropriate.

Role of the Compensation Committee, Board of Directors and Management in Setting Executive Compensation

        Our compensation decisions have generally been made by our board of directors based upon recommendations from our compensation committee. Currently, Messrs. Hsiao, Boesenberg and Davis serve as the committee members. The compensation committee has overall responsibility for overseeing and, together with input from the full board of directors as the committee deems appropriate, approving the compensation of our Chief Executive Officer and other executive officers.

        We anticipate that our Chief Executive Officer will continue to make recommendations to our compensation committee regarding compensation for other executive officers. However, while our compensation committee will consider our Chief Executive Officer's recommendations, it need not adopt these recommendations and may adjust them as it deems appropriate together with input from the full board of directors. The committee has authority to approve all compensation decisions regarding our executive officers, although our board of directors also retains concurrent authority. The compensation committee is primarily responsible for compensation decisions. The committee may from time to time refer matters to the entire board of directors in order to obtain input from other directors prior to making a decision and, if appropriate, may submit matters for approval by the full board of directors.

Independent Compensation Consultant and Peer Group

        Our compensation committee has the authority to engage the services of outside consultants to assist it in making decisions regarding our executive compensation programs. In 2010, as part of a comprehensive review of our executive compensation programs in preparation for our initial public offering, our compensation committee retained Radford, an Aon Hewitt company, as its independent compensation consultant to advise the committee in matters regarding the compensation of our executive officers and our board of directors. Neither the company nor our board of directors had previously worked with Radford, which was selected in part because of its experience providing independent advice regarding compensation matters to boards of directors of companies and access to market data regarding compensation practices in the technology sector.

        The compensation committee believes that recruiting talented executives in the wireless industry generally is competitive, and in our segment of this industry, it is particularly challenging to identify, recruit and retain experienced executives with the expertise we require. The compensation committee is focused on retaining our current executive team in light of these competitive conditions.

        The compensation committee instructed Radford to provide relevant market data against which to evaluate our existing executive compensation arrangements, assist it in that evaluation with the goal of harmonizing our compensation programs for executive officers with our overall compensation philosophy and strategic directives, and develop recommendations for Chief Executive Officer, executive officer and director compensation.

        Radford helped the compensation committee identify appropriate market data against which to compare our executive compensation levels and programs. Specifically, our compensation committee reviewed market data drawn from the 2011 Radford Global Technology Survey.

        With the assistance of Radford, the compensation committee identified the following companies in our industry that will form the peer group of companies against which they intend to review, compare and evaluate our executive officer compensation program:

Constant Contact, Inc.	Netsuite Inc.
Demand Media, Inc.	Neutral Tandem, Inc.
Gamefly, Inc.	OpenTable, Inc.
Green Dot Corporation	ReachLocal, Inc.
Limelight Networks, Inc.	RealPage, Inc.
LivePerson, Inc.	Solarwinds, Inc.
LogMeIn, Inc.	Synchronoss Technologies, Inc.
Motricity, Inc.

        To date, our compensation committee has used the compensation data from the peer group companies as a reference point for purposes of evaluating our executive compensation programs and has not used the data to target any particular level of compensation for our executive officers.

Elements of Compensation

        Our executive compensation program currently includes the following components:

  •
  annual base salary;

  •
  annual cash incentive bonus;

  •
  stock options; and

  •
  certain benefits upon involuntary termination of employment under specified circumstances.

        The weight of each of these components has not to date been determined by any particular formula, although our overall mix of total compensation has emphasized stock options for their long-term incentive and retention value. The specific mix of components has been and will continue to be within the discretion and business judgment of our board of directors and the compensation committee, which have placed greater emphasis on considerations specific to the individual holding a particular executive position than on general market data.

  Base Salary

        We provide a base salary to our named executive officers to compensate them for services rendered on a day-to-day basis during the year and to provide sufficient fixed cash compensation to allow them to focus on their ongoing responsibilities. The base salaries of all executive officers are reviewed annually and adjusted when necessary to reflect individual roles and performance as well as market conditions. The annual base salary for each of our named executive officers in 2011 was as follows: Mr. Hagan—$414,498; Mr. Zinser—$335,184; Mr. Jonker—$248,033; Mr. Goff—$243,901; and Mr. Hovenier—$225,000.

        In connection with its annual review of executive officer compensation relative to market trends, inflation, competitiveness and peer group data, our compensation committee approved an increase in base salaries for four of our named executive officers in 2012; Mr. Zinser—$348,591; Mr. Jonker—$252,994; Mr. Goff—$251,218; and Mr. Hovenier—$234,000. Mr. Hagan's 2011 salary was not increased in 2012, as it was deemed appropriate.

  Annual Cash Incentive Bonuses

        We use annual cash incentive bonuses to reward our named executive officers for the achievement of company performance goals. Each year, we adopt new corporate financial objectives under our management incentive compensation plan to motivate and reward our senior executives, including our named executive officers, to attain specific short-term performance objectives that, in turn, further our long-term business objectives. These objectives are based upon corporate targets, rather than individual objectives. In setting target payout levels under our management incentive compensation plan, our board of directors and compensation committee considered historical payouts, the total cost to the company should performance objectives be achieved and our retention needs. The compensation committee retains discretion to reduce or eliminate payment under our management incentive compensation plan.

        The performance goals under our management incentive compensation plan include four corporate financial objectives, each with an established threshold and maximum achievement level. The relative weighting of each financial objective is as follows:

Financial Objective	% Relative Weighting	2011 Target Level Achievement ($)	Actual 2011 Achievement Metrics ($)(3)
Revenue	60	93,500,000	94,558,000
Free cash flow(1)	20	14,600,000	12,702,000
Adjusted EBITDA(2)	15	25,500,000	28,570,000
Net income	5	4,707,000	5,650,000

(1)
Free cash flow is calculated as net cash provided by operating activities less purchases of property and equipment.

(2)
For a discussion of Adjusted EBITDA, see footnote 1 to "Selected Consolidated Financial Data."

(3)
In determining actual 2011 achievement of financial objectives, our board of directors excluded the financial impact of certain one-time expenses related to our initial public offering and the net income benefit due to the realization of a deferred tax asset.

        The plan provides for payment for performance below each of the financial target levels only if performance is above a specified threshold, as well as payment for performance above each of the financial target levels in the event of overachievement. For each financial target, achievement of the target equates to 100% of the bonus payout and for up to 120% of the target, there is a bonus payout of 170%. With respect to the revenue objective, underachievement at the floor of 90% of the financial target results in a bonus payout of 30% for the objective, while with respect to the three other financial objectives, underachievement at the floor of 70% of the financial target results in 30% of the bonus payout for the objective. Below the floor levels of each of the financial targets, there is no target payout. In the event of any under- or over-achievement, straight-line interpolation is applied from target levels.

        Target bonuses for our named executive officers under the 2011 plan were as follows:

Executive Officer	% Bonus Financial Objectives(1)	Target Bonus ($)
David Hagan	95	$393,773
Edward Zinser	70	$234,629
Niels Jonker	55	$136,418
Colby Goff	55	$134,146
Peter Hovenier	55	$123,750

(1)
Bonus targets are expressed as a percentage of the executive's base salary.

        Our board of directors met in February 2012 and determined the achievement of the financial objectives applicable under the management incentive compensation plan for 2011 at a 106.1% level as follows: Mr. Hagan—$403,442; Mr. Zinser—$240,390; Mr. Jonker—$139,768; Mr. Goff—$137,439; and Mr. Hovenier—$126,789. These amounts were paid in February 2012. In connection with this determination, our board of directors excluded certain one-time expenses and net income benefits.

        In February 2012, our compensation committee and board of directors approved a new set of performance goals under our management incentive compensation plan for 2012. Although financial target levels are different, the four corporate financial objectives—revenue, free cash flow, adjusted EBITDA, and net income—remain the same. In addition, the target bonus percentage for each named executive officer remains the same.

  Stock Options

        We believe that equity-based awards encourage our named executive officers to focus on the long-term performance of our business. Our board of directors grants equity awards to executives and other employees in order to enable them to participate in the long-term appreciation of our stock price. Additionally, we believe our equity awards provide an important retention tool for our named executive officers, as they are subject to multi-year vesting. To date, we have not adopted stock ownership guidelines for our named executive officers.

        Our equity incentive plan has been the principal method for our named executive officers to acquire equity or equity-based interests in the company. We historically granted equity-based awards in the form of stock options, including options granted at the commencement of employment and additional awards, generally each year.

        The size of the initial option grant made to each named executive officer upon joining our company is primarily based on competitive conditions applicable to the named executive officer's specific position. We also consider the number of shares underlying options granted to other executives in comparable positions within our company using a model that considers options awarded as a percentage of shares outstanding. For subsequent option grants to our named executive officers, our compensation committee receives input from our Chief Executive Officer and expects to receive input from its compensation consultants in the future.

        In recent years, our named executive officers have received a new hire option grant that vests with respect to 25% of the shares when the holder completes 12 months of continuous service after the initial vesting date and with respect to the balance in a series of 36 successive equal monthly installments thereafter. In the event we are acquired before the holder's service with us terminates, an additional 50% of the then unvested shares subject to the option vest. If the holder's service terminates under certain circumstances within 12 months following the date of an acquisition, then the shares subject to the option will be 100% vested as of the date of the termination of service. We refer to this as our standard vesting schedule. Subsequent grants are generally made on an annual basis, or in recognition of a promotion or extraordinary performance, and generally vest on our standard vesting schedule. In order to retain and motivate employees, we attempt to ensure that our executives have a sufficient number of unvested options that will help the individual remain focused on our long-term objectives. All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

        In March 2011, our board of directors reviewed the total equity holdings of all of our employees, including our named executive officers. Based on that review, our board of directors determined that, given their lengthy tenure, our named executive officers were already substantially vested in their existing options, therefore we provided incentive value beyond the date of our initial public offering. As a result, in connection with our initial public offering in May 2011, our board of directors granted a significant number of options to all employees, including our named executive officers. Such options were priced at $13.50 per share, which was the price at which we sold shares in our initial public offering, and vest over a period of five years, with no vesting during the first year.

        The number of options granted to our named executive officers is as follows: Mr. Hagan—377,777 shares; Mr. Zinser—266,666 shares; Mr. Jonker—266,666 shares; Mr. Goff—155,555 shares; and Mr. Hovenier—133,333 shares. In determining the level of these grants, our board of directors considered the total number of vested and unvested options held by each officer, the officer's performance within his specific role at the company, and the total number of shares to be granted to all employees.

        We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information, nor do we have any established grant schedule.

  Severance and Change of Control Benefits

        Our board of directors believes that it is necessary to offer senior members of our executive team severance benefits to ensure that they remain focused on executing our strategic plans, including in the event of a proposed or actual acquisition. In connection with our initial public offering, we entered into employment agreements with our named executive officers to provide them with additional severance benefits upon an involuntary termination of employment under specified circumstances prior to and following a change of control. The terms of these agreements are described below in "—Severance or Employment Agreements."

  Perquisites

        We do not provide any perquisites or other personal benefits to our named executive officers.

  Benefits

        We provide the following benefits, which we believe are typical of the companies with which we compete for employees, to our named executive officers on the same basis provided to all of our employees:

  •
  health, dental and vision insurance;

  •
  life insurance and accidental death and dismemberment insurance;

  •
  a 401(k) plan;

  •
  an employee assistance plan;

  •
  short and long-term disability insurance;

  •
  a medical and dependent care flexible spending account; and

  •
  a health savings account.

Tax Considerations

        We have not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code, or Code. Section 280G of the Code provides that executive officers, directors who hold significant stockholder interests and other specified service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A of the Code also imposes additional significant taxes should an executive officer, director or other service provider receive deferred compensation that does not meet the requirements of Section 409A.

        Section 162(m) of the Code disallows a deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer and certain other highly compensated officers, unless the compensation is performance based, as defined by Section 162(m). In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer's total compensation to exceed $1.0 million. Compensation from the exercise of options that meet specified requirements will not be subject to the $1.0 million cap on deductibility, and in the past we have granted options that we believe met those requirements. Additionally, under a special Section 162(m) exception, any compensation paid pursuant to a compensation plan in existence before the effective date of our initial public offering will not be subject to the $1.0 million limitation until the earliest of the expiration of the plan, a material modification of the plan, issuance of all the employer stock and other compensation provided for by the plan, or the first meeting of stockholders at which directors are elected in 2015. While our compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. In addition, while the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in future compensation decisions.

Effect of Financial Restatement on Certain Compensation

        The compensation committee has not adopted a policy as to whether or not we will make retroactive adjustments to or require recovery of any cash or equity-based incentive compensation paid to the named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. We will comply with applicable laws and regulations requiring any such adjustments to or recovery of incentive compensation in connection with a financial restatement.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Submitted by the following members of the Compensation Committee:

Paul Hsiao
Charles Boesenberg
Chuck Davis

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Boingo Wireless under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2011 SUMMARY COMPENSATION TABLE

        The following table provides information regarding the compensation of our "principal executive officer", "principal financial officer," our next three most highly compensated executive officers during the 2011 fiscal year. We refer to these individuals as our "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)	Total ($)
David Hagan	2010	374,400	—	—	—	345,339	7,599	727,338
Chief Executive Officer	2011	414,498	—	—	2,635,410	403,442	7,350	3,460,700
Edward Zinser	2010	311,220	—	—	—	249,593	249	561,062
Chief Financial Officer	2011	335,184	—	—	1,860,289	240,390	—	2,435,863
Niels Jonker	2010	238,493	—	—	—	148,197	7,533	394,223
Chief Technology Officer	2011	248,033	—	—	1,860,289	139,768	7,350	2,255,440
Colby Goff	2010	234,520	—	—	—	145,728	6,526	386,774
Senior Vice President,	2011	243,901	—	—	1,085,167	137,439	7,350	1,473,857
Strategy and Business
Development
Peter Hovenier	2010	214,200	—	—	—	133,101	7,514	354,815
Senior Vice President,	2011	225,000	—	—	930,144	126,789	7,350	1,289,283
Finance

(1)
The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 2 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards.

(2)
Represent amounts paid under our management incentive compensation plan.

2011 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth certain information regarding each plan-based award granted to our named executive officers during our 2011 fiscal year.

		Estimated Future/Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Hagan	5/4/2011								377,777	13.50	2,635,410
Edward Zinser	5/4/2011								266,666	13.50	1,860,289
Niels Jonker	5/4/2011								266,666	13.50	1,860,289
Colby Goff	5/4/2011								155,555	13.50	1,085,167
Peter Hovenier	5/4/2011								133,333	13.50	930,144

(1)
The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 2 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

        The following table sets forth information regarding each unexercised option and all unvested stock held by each of our named executive officers as of December 31, 2011.

        The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to the options and restricted stock held by our named executive officers, please see the section titled "2011 Potential Payments Upon Termination or Change in Control" below.

			Option Awards
Name	Date of Grant	Initial Vesting Date	Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David Hagan			66,420	(1)			—	$0.75	11/18/13
			69,600	(1)				$0.75	03/02/14
			5,288	(1)				$0.75	12/21/14
			274,329	(1)	—			$0.75	12/21/14
			388,643	(1)	—			$1.40	03/07/17
			623,444	(2)	69,272			$1.40	08/21/17
			22,000	(1)	22,000			$1.40	12/31/19
			—		24,087	(3)		$1.40	12/31/19
			—		19,913	(3)		$1.40	12/31/19
			—		377,777	(4)		$13.50	05/03/21

			1,449,724		513,049

Edward Zinser			142,070	(1)	10,697		—	$1.40	02/26/18
			288,479	(1)	—			$1.40	02/26/18
			—		10,771	(1)		$1.40	04/22/19
			36,229	(1)	—			$1.40	04/22/19
			—		20,000	(1)		$1.40	12/31/19
			—		14,542	(3)		$1.40	12/31/19
			20,000	(1)	—			$1.40	12/31/19
			—		25,458	(3)		$1.40	12/31/19
			—		266,666	(4)		$13.50	05/03/21

			486,778		348,134

Niels Jonker			72,400	(1)	—		—	$1.40	03/07/17
			52,516	(1)	—			$1.40	08/21/17
			35,458	(1)	10,542			$1.40	04/22/19
			17,500	(1)	17,500			$1.40	12/31/19
			—		21,159	(3)		$1.40	12/31/19
			—		13,841	(3)		$1.40	12/31/19
			—		266,666	(4)		$13.50	05/03/21

			177,874		329,708

Colby Goff			79,700	(1)	—		—	$0.75	08/16/15
			73,400	(1)	—			$1.40	03/07/17
			103,490	(1)	—			$1.40	08/21/17
			2,326	(1)	—			$1.40	08/21/17
			35,458	(1)	10,542			$1.40	04/22/19
			17,500	(1)	17,500			$1.40	12/31/19
			—		21,159	(3)		$1.40	12/31/19
			—		13,841	(3)		$1.40	12/31/19
			—		155,555	(4)		$13.50	05/03/21

			311,874		218,597

			Option Awards
Name	Date of Grant	Initial Vesting Date	Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Peter Hovenier			8,000	(1)	—		—	$0.75	07/01/12
			9,256	(1)	—			$0.75	07/01/12
			22,000	(1)	—			$0.75	10/31/15
			41,800	(1)	—			$1.40	03/07/17
			88,700	(1)	—			$1.40	08/21/17
			—		20,000	(3)		$1.40	12/31/18
			35,458	(1)	10,542			$1.40	04/22/19
			10,000	(1)	10,000			$1.40	12/31/19
			—		133,333	(4)		$13.50	05/03/21

			215,214		173,875

(1)
Shares underlying each option vest with respect to 25% of the shares when the holder completes 12 months of continuous service after the initial vesting date and with respect to the balance in a series of 36 successive equal monthly installments thereafter. In the event we are acquired before the holder's service with us terminates, an additional 50% of the then unvested shares subject to the option vest. If the holder's service terminates under certain circumstances within 12 months following the date of an acquisition, then the shares subject to the option will be 100% vested as of the date of the termination of service.

(2)
Shares underlying each option vest with respect to 20% of the shares when the holder completes 12 months of continuous service after the initial vesting date and with respect to the balance in a series of 48 successive equal monthly installments thereafter. In the event we are acquired before the holder's service with us terminates, an additional 50% of the then unvested shares subject to the option vest. If the holder's service terminates under certain circumstances within 12 months following the date of an acquisition, then the shares subject to the option will be 100% vested as of the date of the termination of service.

(3)
Subject to continuous service, 100% of the shares subject to the option vest upon the earlier of: (i) May 4, 2013, or (ii) the date when we are acquired.

(4)
Shares underlying each option vest in a series of 48 successive equal monthly installments beginning in the thirteenth month after the initial vesting date.

2011 OPTION EXERCISES AND STOCK VESTED

        The following table shows the number of shares acquired upon exercise of options by each named executive officer during the 2011 fiscal year and the number of shares of restricted stock held by each named executive officer that vested during the 2011 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
David Hagan	223,676	2,751,869	—	—
Edward Zinser	72,214	828,689	—	—
Niels Jonker	165,700	1,486,057	—	—
Colby Goff	85,700	835,546	—	—
Peter Hovenier	60,744	627,682	—	—

(1)
The value realized on exercise represents the number of shares acquired multiplied by the excess of the market value of the common stock upon exercise over the applicable exercise price per share of the option.

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

        We do not provide a pension plan for our employees, and no named executive officers participated in a nonqualified deferred compensation plan during 2011.

2011 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Please see "Severance or Employment Agreements" below for a description of the severance arrangements for our named executive officers.

        The following table describes the potential payments and benefits for each of our named executive officer's under their employment agreements upon an involuntary termination, as if each officer's employment terminated as of December 31, 2011.

Name	Benefit	Qualifying Involuntary Termination of Employment ($)	Qualifying Involuntary Termination of Employment within 12 months after a Change in Control ($)
David Hagan	Cash Severance	808,271	808,271
	Health Benefits	11,299	11,299
	Vesting of Options(1)	973,958	973,958

	Total Value	1,793,528	1,793,528

Edward Zinser	Cash Severance	569,813	569,813
	Health Benefits	11,299	11,299
	Vesting of Options(1)	132,406	586,570

	Total Value	713,518	1,167,682

Niels Jonker	Cash Severance	186,025	384,451
	Health Benefits	8,708	11,610
	Vesting of Options(1)	109,350	453,902

	Total Value	304,083	849,963

Colby Goff	Cash Severance	182,926	378,047
	Health Benefits	4,396	5,861
	Vesting of Options(1)	109,350	453,902

	Total Value	296,672	837,810

Peter Hovenier	Cash Severance	168,750	348,750
	Health Benefits	12,540	16,720
	Vesting of Options(1)	89,100	291,902

	Total Value	270,390	657,372

(1)
The value of vesting of stock options shown above assumes that each executive's qualifying termination of employment and change of control (if applicable) occurred on December 31, 2011, and was calculated by multiplying the number of unvested option shares that will accelerate by the excess of the fair market value of our common stock on December 30, 2011 ($8.60) over the applicable exercise price per share.

SEVERANCE OR EMPLOYMENT AGREEMENTS

David Hagan

        On April 11, 2011, we entered into an employment agreement with Mr. Hagan that provides that if Mr. Hagan's employment is terminated without cause or should Mr. Hagan resign his employment for good reason prior to, or 12 months after, a change of control, Mr. Hagan is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and 24 months of vesting credit under his outstanding equity awards. If Mr. Hagan's employment is terminated without cause or should Mr. Hagan resign his employment for good reason within 12 months following a change of control, Mr. Hagan is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards.

Edward Zinser

        On April 11, 2011, we entered into an employment agreement with Mr. Zinser that provides that if Mr. Zinser's employment is terminated without cause or should Mr. Zinser resign his employment for good reason prior to, or 12 months after, a change of control, Mr. Zinser is entitled to 12 months of base salary, a pro rata payment of his annual target bonus, 12 months of continued health benefits, and 12 months of vesting credit under his outstanding equity awards. If Mr. Zinser's employment is terminated without cause or should Mr. Zinser resign his employment for good reason within 12 months following a change of control, Mr. Zinser is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards.

Niels Jonker

        We have entered into an employment agreement with Mr. Jonker in connection with our initial public offering. Under this agreement, if Mr. Jonker's employment is terminated without cause or should Mr. Jonker resign his employment for good reason prior to, or 12 months after, a change of control, Mr. Jonker is entitled to nine months of base salary, nine months of continued health benefits, and nine months of vesting credit under his outstanding equity awards. If Mr. Jonker's employment is terminated without cause or should Mr. Jonker resign his employment for good reason within 12 months following a change of control, Mr. Jonker is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards.

Colby Goff

        We have entered into an employment agreement with Mr. Goff in connection with our initial public offeirng. Under this agreement, if Mr. Goff's employment is terminated without cause or should Mr. Goff resign his employment for good reason prior to, or 12 months after, a change of control, Mr. Goff is entitled to nine months of base salary, nine months of continued health benefits, and nine months of vesting credit under his outstanding equity awards. If Mr. Goff's employment is terminated without cause or should Mr. Goff resign his employment for good reason within 12 months following a change of control, Mr. Goff is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards.

Peter Hovenier

        We have entered into an employment agreement with Mr. Hovenier in connection with our initial public offering. Under this agreement, if Mr. Hovenier's employment is terminated without cause or should Mr. Hovenier resign his employment for good reason prior to, or 12 months after, a change of control, Mr. Hovenier is entitled to nine months of base salary, nine months of continued health benefits, and nine months of vesting credit under his outstanding equity awards. If Mr. Hovenier's employment is terminated without cause or should Mr. Hovenier resign his employment for good reason within 12 months following a change of control, Mr. Hovenier is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2011:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by stockholders	6,600,789	$5.50	1,739,031
Equity compensation plans not approved by stockholders	—	—	—

Total	6,600,789	$5.50	1,739,031

        In March, 2011, our board of directors approved the 2011 Plan under which 4,000,000 shares of common stock are reserved for issuance. The 2011 Plan became effective on May 3, 2011 upon the completion of our initial public offering. The 2011 Plan provides for the grant of incentive and non-statutory stock options, stock appreciation rights, restricted shares of our common stock, stock units, and performance cash awards. As of January 1 of each year commencing in 2012, the number of shares of common stock reserved for issuance under the 2011 Plan shall automatically be increased by a number equal to the lesser of (a) 4.5% of the total number of shares of common stock then outstanding, (b) 3,000,000 shares of common stock or (c) as determined by our board of directors. As of December 31, 2011, options to purchase 2,260,969 shares of common stock were outstanding under the 2011 Plan.

        No further awards will be made under our 2001 Plan, and it was terminated following the completion of our initial public offering. Options outstanding under the 2001 Plan will continue to be governed by their existing terms. As of December 31, 2011, options to purchase 4,339,820 shares of common stock were outstanding under the 2001 Plan.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT AND NON-AUDIT FEES

        The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2011 and December 31, 2010 by PricewaterhouseCoopers LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2011	2010
	(in thousands)
Audit Fees(1)	$1,351,310	$402,325
Audit Related Fees(2)	38,223	85,200
Tax Fees(3)	313,661	455,000
All Other Fees	—	—

Total Fees	$1,703,194	$942,525

(1)
For professional services rendered for the audits of annual consolidated financial statements, review of quarterly interim consolidated financial statements as well as fees incurred in connection with other statutory or regulatory filings or engagements. For the year ended December 31, 2011, the audit fee also includes fees associated with our initial public offering on Form S-1, which was effective May 5, 2011.

(2)
Audit related fees include fees incurred for royalty audits and other accounting consultations.

(3)
For the years ended December 31, 2011 and 2010, tax fees are related to international and domestic tax compliance and planning.

        All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee's approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant's independence.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee of the Board of Directors consists of the three non-employee directors named below and operates under a written charter adopted by the Board. The Board annually reviews the Nasdaq listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Charles Boesenberg is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

        The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee's function is more fully described in its Charter, which the Board adopted and which the Audit Committee reviews on an annual basis.

        Our management is responsible for preparing our financial statements and our financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as well as performing an audit of our internal control over financial reporting as of the end of the fiscal year.

        The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 ("10-K").

        The Audit Committee has also reviewed and discussed with PricewaterhouseCoopers LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"). Additionally, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from the Company.

        Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 10-K for filing with the Securities and Exchange Commission.

        Submitted by the following members of the Audit Committee:

Charles Boesenberg, Chairman Chuck Davis Marc Geller

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Boingo Wireless under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 PROPOSAL 1
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of six directors divided into three classes, with the terms of office of each class ending in successive years. The term of the directors currently serving in Class I expire on the date of the Annual Meeting. The directors in Class II and Class III will continue in office until their terms expire at the 2013 and 2014 annual meeting of stockholders, respectively. The directors elected in Class I at the Annual Meeting will hold office until the 2015 annual meeting of stockholders or until their successors are duly elected and qualified. The nominees for director in Class I and the other directors who will continue in office for terms extending beyond the Annual Meeting, their ages as of April 16, 2012, their positions and offices held with the Company and certain biographical information are set forth below.

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The two nominees for director in Class I receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

NOMINEES FOR DIRECTORS IN CLASS I

Name	Age	Positions and Offices Held With the Company
Sky Dayton	40	Chairman of the Board
David Hagan	51	President, Chief Executive Officer and Director

        We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

DIRECTORS IN CLASS II CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Name	Age	Positions and Offices Held With the Company
Charles Boesenberg	63	Director
Marc Geller	66	Director

DIRECTORS IN CLASS III CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Name	Age	Positions and Offices Held With the Company
Chuck Davis	51	Director
Paul Hsiao	40	Director

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" THE NOMINEES FOR DIRECTORS IN CLASS I:
SKY DAYTON AND DAVID HAGAN.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" THE RATIFICATION THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL 3
ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

        In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This is commonly referred to as a "Say On Pay" proposal.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As described further in the "Executive Compensation" section of this Proxy Statement, beginning on page 18, including the "Compensation Discussion and Analysis" and the related tables and narrative, the primary goals of our compensation programs are to fairly compensate employees, attract and retain highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees' long-term interests with those of our stockholders. We believe our compensation programs reflect a pay-for-performance philosophy that links potential significant compensatory rewards to achievement of corporate operating goals and increase in stockholder value.

        This Say On Pay vote is advisory, and therefore not binding on our Compensation Committee or Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.

PROPOSAL 4
ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote on whether the Company should conduct an advisory vote on executive compensation (commonly referred to as a "Say On Pay" proposal and which is the subject of Proposal 3 this year) every one, two or three years. This advisory shareholder vote is commonly known as "say-when-on-pay".

        Section 14A of the Exchange Act requires that we conduct a stockholder advisory vote of this nature at least once every six years. This proposal provides our stockholders with the opportunity to cast an advisory vote indicating their preference on how often the Company should include a Say On Pay proposal in its proxy materials for future stockholder meetings. By voting on this proposal, stockholders may indicate their preference for the Company to conduct the Say On Pay vote every year, every two years or every three years or stockholders may abstain from voting.

        The Board of Directors believes that a frequency of "every three years" for the advisory vote on executive compensation will best serve the Company and its stockholders for the following reasons:

  •
  Our executive compensation programs are designed to create long-term shareholder value, and a triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance.

  •
  As described in our Compensation Discussion and Analysis, a significant portion of the compensation of our named executive officers is long-term compensation. We grant options with multi-year service periods to encourage our named executive officers to focus on long-term performance, therefore, a triennial shareholder vote would allow this element of our executive compensation programs to be evaluated over a similar time-frame.

  •
  A triennial vote will provide us with the time to thoughtfully respond to the shareholders' advisory vote on the frequency of the "say-on-pay" vote, and implement any necessary changes. We carefully review changes to our executive compensation programs to maintain the consistency and credibility of the programs, therefore, a sufficient amount of time to incorporate any changes into our plan will be important.

        This vote is advisory, and therefore not binding on our Compensation Committee or Board of Directors. Notwithstanding the Board of Directors' recommendation and the outcome of the stockholder vote on this Proposal 4, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. The Company's decision as to how frequently it will conduct "Say On Pay" votes will be disclosed via Form 8-K as required by the Securities and Exchange Commission.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR A FREQUENCY OF ONCE EVERY "3 YEARS"
FOR THE STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Edward Zinser Chief Financial Officer and Secretary

April 27, 2012

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000142583_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following Nominees: 1. Election of Directors Nominees 01 Sky Dayton 02 David Hagan BOINGO WIRELESS 10960 WILSHIRE BOULEVARD SUITE 800 LOS ANGELES, CA 90024 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. 3 Advisory approval of the company's executive compensation. The Board of Directors recommends you vote 3 YEARS on the following proposal: 3 years 2 years 1 year Abstain 4 Advisory Vote on Frequency of Stockholder Votes on Executive Compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000142583_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . BOINGO WIRELESS, INC. Annual Meeting of Stockholders June 13, 2012 10:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David Hagan and Edward Zinser, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BOINGO WIRELESS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 10:30 AM, PDT on June 13, 2012, at the Hotel Palomar located at 10740 Wilshire Boulevard, Los Angeles, CA 90024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2012 INTERNET AVAILABILITY OF PROXY MATERIALS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012
PROPOSAL 3 ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION
PROPOSAL 4 ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION
OTHER MATTERS